                                                                      EXHIBIT 12

                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   ------------------------------------------
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                             (Dollars In Thousands)

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
                                                    For the Three Months
                                                             Ended
                                                --------------------------
                                                  April 1,       March 26,
                                                    1994           1993
                                                ----------      ----------

Pretax earnings from continuing operations....  $  652,208      $  590,321

Deduct equity in undistributed net earnings
  of unconsolidated subsidiaries..............      (3,048)         (1,098)
                                                ----------      ----------

Total pretax earnings from continuing
  operations..................................     649,160         589,223
                                                ----------      ----------

Add:  Fixed Charges (A)

        Interest..............................   1,899,427       1,343,347

        Amortization of debt expense..........         797           1,146
                                                ----------      ----------

      Total interest..........................   1,900,224       1,344,493

      Interest factor in rents................      33,564          36,933
                                                ----------      ----------

Total fixed charges...........................   1,933,788       1,381,426
                                                ----------      ----------

Pretax earnings before fixed charges..........  $2,582,948      $1,970,649
                                                ==========      ==========

Ratio of earnings to fixed charges............        1.34            1.43
                                                ==========      ==========

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(A)  There was no capitalized interest for the 1994 and 1993 first quarters.